UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2022

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC
Depositary Shares, Each Representing a 1/40th Interest in a Share of 7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	PACWP	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PacWest Bancorp (the “Company”) today announced the appointment of Paul W. Taylor as President of the Company and its wholly-owned subsidiary, Pacific Western Bank (the “Bank”), effective July 1, 2022. His appointment follows the Company’s previously-announced plan to name a successor for Matthew P. Wagner, current President and Chief Executive Officer. Mr. Wagner will continue as Chief Executive Officer (“CEO”) until December 31, 2023, with Mr. Taylor reporting directly to Mr. Wagner during this period. Upon Mr. Wagner’s planned retirement as CEO on December 31, 2023, it is anticipated that Mr. Wagner will transition to the role of Executive Chairman of the Company’s Board of Directors (the “Company Board”) and that Mr. Taylor will transition to the role of President and CEO of the Company and the Bank.

Mr. Taylor joined the Company Board and the Bank’s Board of Directors (the “Bank Board”) on January 29, 2021, and he is currently a member of the asset/liability management committee and the risk committee of the Company Board and the Bank Board. Mr. Taylor will continue to serve on the Company Board and Bank Board.

Mr. Taylor, 61, previously served as chief executive officer, president and a director of Opus Bank from 2019 until Pacific Premier Bank acquired Opus Bank in 2020. He was chief executive officer, president and a director of Guaranty Bancorp, and chief executive officer and chairman of the board of directors of Guaranty Bank and Trust Company, a banking subsidiary of Guaranty Bancorp, from 2011 through 2018. Prior to that, Mr. Taylor held various positions, including executive vice president, chief financial and operating officer and secretary of Guaranty Bancorp.

Pursuant to Mr. Taylor’s offer of employment from the Company, he will receive the following compensation: (i) an annual base salary of $900,000; (ii) a target annual cash bonus opportunity equal to 150% of Mr. Taylor’s annual base salary, payable in accordance with the Company’s Executive Incentive Plan (the “EIC Plan”); (iii) eligibility to participate in the Company’s long term incentive plan and to receive equity incentive awards valued at 250% of his annual base salary, which will consist of fifty percent (50%) time-based restricted stock awards (“TRSAs”) and fifty percent (50%) performance-based restricted stock units (“PRSUs”); (iv) a $1,000 per-month automobile allowance; (v) reimbursement for country club membership and monthly dues; and (vi) eligibility to participate in the Company’s Change in Control Severance Plan, which is described in the Company’s 2022 Proxy Statement (the “Proxy Statement”), with a potential change in control severance payment equal to 200% of the sum of Mr. Taylor’s annual base salary and target EIC Plan award.

The Company Board approved Mr. Taylor’s compensation for 2022. Mr. Taylor’s target annual cash bonus opportunity for 2022 will be pro-rated for the portion of the year he is employed. In lieu of his annual equity incentive awards for 2022, Mr. Taylor will receive initial equity awards of TRSAs and PRSUs, each valued at $1,687,500. The TRSAs will vest in four annual equal installments, with the first vesting on February 28, 2023. The PRSUs are subject to the same performance metrics and vesting schedule as those granted to other Company executives in February 2022.

In addition, Mr. Taylor is eligible to participate in the Company’s retirement and health and welfare benefit programs as included in the Proxy Statement, and is eligible to be reimbursed for up to $100,000 of relocation expenses pursuant to the Company’s Relocation Policy.

A copy of the press release announcing Mr. Taylor’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 13, 2022
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: June 13, 2022	By:	/s/ Angela M.W. Kelley
		Name:	Angela M.W. Kelley
		Title:	Executive Vice President, General Counsel and Corporate Secretary